UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

HyreCar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Wilshire Blvd., Suite# 1950 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On September 14, 2022, Serge De Bock notified HyreCar Inc. (the “Company”) of his resignation (the “Resignation”) as the Company’s Chief Financial Officer, effective as of September 30, 2022 (the “Effective Date”). On the Effective Date, Mr. De Bock will cease to serve as the Company’s principal financial officer and principal accounting officer. Mr. De Bock’s resignation is not the result of any dispute or disagreement with the Company, including any matters relating to the Company’s accounting practices or financial reporting.

Appointment of Interim Chief Financial Officer

In connection with the Resignation, on September 16, 2022, the Board of Directors of the Company approved the appointment (the “Appointment”) of Eduardo Iniguez Vazquez (“Mr. Iniguez”) as the Company’s Interim Chief Financial Officer, with such appointment to be effective on the Effective Date. Mr. Iniguez will serve as the Company’s principal financial officer and principal accounting officer on an interim basis pending an executive search being conducted by the Company.

Mr. Iniguez, 36, serves as the Head of Finance of the Company. Before joining the Company, Mr. Iniguez was the VP of Corporate Finance at AllClear Aerospace & Defense from September 2018 to May 2022, which was the largest privately-held aerospace distribution company in the world. In that role, Mr. Iniguez served as the Chief Financial Officer for one of the company’s joint ventures while overseeing the company’s finance and accounting functions. He brings over 14 years of experience in operational finance, treasury, budgeting, net working capital management, and public accounting. Through years of managing complex M&A deals and direct responsibility for 11 P&Ls, he brings a disciplined approach to financial analysis and management, including a solid track record of managing cash burn and improving EBITDA performance. Mr. Iniguez received his Master of Business Administration in Finance degree and Bachelor of Science degrees in Business Administration and Accounting from the University of Southern California.

There are no family relationships between Mr. Iniguez and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Iniguez that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Iniguez and any other persons pursuant to which he was selected as the Company’s Interim Chief Financial Officer.

Any material changes or amendments to Mr. Iniguez’s compensation arrangements in connection with his appointment as the Interim Chief Financial Officer have not yet been determined. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K if and when such information is available.

Item 7.01. Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing the Resignation and Appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company dated September 19, 2022.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYRECAR INC.

Dated: September 19, 2022	By:	/s/ Joseph Furnari
Name: Joseph Furnari Title: Chief Executive Officer